Exhibit (g.3)

EXHIBIT C

to the Frontegra Funds, Inc.

Custody Agreement (Fund Names and Fees)

FUND NAMES

Separate Series of Frontegra Funds, Inc.

Name of Series	Date Added
Frontegra Columbus Core Plus Fund Institutional Class
Frontegra Columbus Core Plus Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Columbus Core Fund
Frontegra IronBridge Small Cap Fund
Frontegra IronBridge SMID Fund (Institutional Class)
Frontegra IronBridge SMID Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Netols Small Cap Value Fund Institutional Class
Frontegra Netols Small Cap Value Fund (Y Class)	-effective on or after September 4, 2007
Frontegra New Star International Equity Fund
Frontegra Sky International Value Fund (Institutional Class)	-effective on or after September 4, 2007
Frontegra Sky International Value Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Timpani Small Cap Growth Fund Institutional Class	-effective on or after [______], 2008
Frontegra Timpani Small Cap Growth Fund (Y Class)	-effective on or after [______], 2008